Exhibit 10.3

EAST STONE ACQUISITION CORPORATION
25 Mall Road, Suite 330

Burlington, MA 01803

April 15, 2022

Double Ventures Holdings Limited 19/F Hong Commercial Building 145 Hennessy Road Wanchai, Hong Kong	Xiaoma (Sherman) Lu 19/F Hong Commercial Building 145 Hennessy Road Wanchai, Hong Kong

Navy Sail International Limited 19/F Hong Commercial Building 145 Hennessy Road Wanchai, Hong Kong	Charlie Hao 19/F Hong Commercial Building 145 Hennessy Road Wanchai, Hong Kong

NWTN Inc. No.76 Mu Nan Road, Heping District, Tianjin, China Attn: Baojin Su	ICONIQ Holding Limited No.76 Mu Nan Road, Heping District, Tianjin, China Attn: Baojin Su

Re: Amendment of Insider Letter

Ladies and Gentlemen:

Reference is made to that certain letter agreement, dated February 19, 2020 (as amended, the “Insider Letter”), by and among, East Stone Acquisition Corporation, a British Virgin Islands business company (“East Stone” or the “Company”), Double Ventures Holdings Limited, a British Virgin Islands company (the “Sponsor”), Navy Sail International Limited, a British Virgin Islands company (“Navy Sail”), and the directors, officers or other initial shareholders of the Company named therein (the “Insiders”), pursuant to which, among other matters, each of the Sponsor, Navy Sail and the other Insiders agreed to the restrictions on transfer of their Insider Shares as set forth in Section 3(a) thereof. Any term used but not defined in this letter agreement (this “Amendment”) will have the meaning ascribed to such term in the Insider Letter or, if such term is not defined in the Insider Letter, in the Business Combination Agreement (defined below).

On the date hereof, the Company entered into that certain Business Combination Agreement, (as it may be amended, the “Business Combination Agreement”), by and among East Stone, NWTN Inc., an exempted company incorporated with limited liability in the Cayman Islands (“Pubco”), Navy Sail, Muse Merger Sub I Limited, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“First Merger Sub”), Muse Merger Sub II Limited, a British Virgin Islands company and a wholly-owned subsidiary of Pubco (“Second Merger Sub”), and ICONIQ Holding Limited, a Cayman Island limited company (“Iconiq”), pursuant to which, among other matters, (a) the First Merger Sub will merge with and into Iconiq, with Iconiq continuing as the surviving corporation (the “First Merger”), and as a result of which, (i) Iconiq will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of Iconiq immediately prior to the effective time of the First Merger will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive certain securities of Pubco, and (b) the Second Merger Sub will merge with and into East Stone, with East Stone continuing as the surviving entity (the “Second Merger”, and together with the First Merger, the “Mergers”), and as a result of which, (i) East Stone will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of East Stone immediately prior to the effective time of the Second Merger will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law (the Mergers together with other transactions contemplated by the Business Combination Agreement, the “Transactions”).

In order to induce Iconiq, Pubco, First Merger Sub and Second Merger Sub to enter into the Business Combination Agreement, each of the Sponsor, Navy Sail, Xiaoma (Sherman) Lu, and Chunyi (Charlie) Hao (collectively, the “Primary Initial Shareholders”, and each individually, a “Primary Initial Shareholder”) and East Stone, have agreed to amend certain provisions of the Insider Letter, as such provisions are applicable to the Primary Initial Shareholders.

The Insider Letter may only be changed, amended or modified by a written instrument executed by East Stone and each officer or director that is the subject of any such change, amendment modification or waiver.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, East Stone and each Primary Initial Shareholder hereby agrees as follows:

1.	Addition of Pubco as a Party to the Insider Letter. The parties hereby agree to add Pubco as a party to the Insider Letter. The parties further agree that, from and after the Closing, all of the rights and obligations of the Company under Insider Letter shall be, and hereby are, assigned and delegated to Pubco as if it were the original “Company” party thereto. By executing this Amendment, Pubco hereby agrees to be bound by and subject to all of the terms and conditions of Insider Letter, including from and after the Closing as if it were the original “Company” party thereto.

2.	Amendments to Insider Letter. The Parties hereby agree to the following amendments to the Insider Letter:

(a)	Section 1 of the Insider Letter is hereby deleted in its entirety and replaced by the following:

1.(a) If the Company solicits approval of its shareholders of a Business Combination (as defined below), the undersigned will vote all Ordinary Shares beneficially owned by him, her or it, whether acquired before, in or after the IPO, or whether such Ordinary Shares are underlying the Private Units, in favor of such Business Combination.

(b)       Without limiting the generality of Section 1.(a) above, each Primary Initial Shareholder hereby further unconditionally and irrevocably agrees that at any meeting of the shareholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of the Company requested by the Organizational Documents of the Company or otherwise undertaken as contemplated by the Transactions (which written consent shall be delivered promptly, and in any event not later than two (2) Business Days, after the Company, as applicable, requests such delivery), such Primary Initial Shareholder shall: if a meeting is held, attend and appear at the meeting, in person or by proxy, or otherwise cause its Insider Shares to be counted as present thereat for purposes of establishing a quorum, and such Primary Initial Shareholder shall vote all of its Insider Shares to which Primary Initial Shareholder has sole or shared voting power and is entitled to vote; and/or if a written consent or approval is requested, duly and promptly execute and provide such written consent or approval (or cause to be voted or so consented or approved), in person or by proxy, in respect of all of its Insider Shares: (i) to approve in favor of the Shareholder Approval Matters, or if there are insufficient votes in favor of granting the approval of the Shareholder Approval Matters, in favor of the adjournment or postponement of such meeting of the shareholders of the Company to a later date, (ii) in opposition to other than as contemplated by the Business Combination Agreement, any material change in (x) the present capitalization of the Company or any amendment of the Company’s Organizational Documents or (y) the Company’s corporate structure or business and (iii) in any other circumstances upon which a vote, consent or other approval with respect to the Shareholder Approval Matters is sought, to vote, consent or approve (or cause to be voted, consented or approved) all of such Primary Initial Shareholder’s Insider Shares held at such time in favor of the foregoing; provided, however, that such Primary Initial Shareholder shall not be required to vote or provide consent or take any other action, in each case to the extent any such vote, consent or other action would preclude SEC registration of Pubco Shares being issued to holders of Purchaser Securities (defined in the Business Combination Agreement) as contemplated by the Business Combination Agreement.

(c)	Section 3(a) of the Insider Letter is hereby amended by adding the following sentence at the end of the Section.

Notwithstanding anything in this Insider Letter to the contrary, each Primary Initial Shareholder hereby agrees that commencing from and after the Closing, in lieu of the restrictions on transfer in Section 3 of the Insider Letter, which provisions shall not apply to the Primary Initial Shareholders after the Closing, the Insider Shares owned by such Primary Initial shall instead be bound by the terms and conditions of that certain Lock-up Agreement dated April 15, 2022, by and among NWTN Inc., Iconiq Holding Limited, the Company, Navy Sail (as the representative of the Company) and such Primary Initial Shareholders.

(d)	Section 17 of the Insider letter is hereby amended by adding the following definition:

“Primary Initial Shareholders” shall mean the Sponsor, Navy Sail International Limited, Xiaoma (Sherman) Lu, and Chunyi (Charlie) Hao, collectively.

(e)	The defined terms in this Amendment, and the definitions incorporated by reference from the Business Combination Agreement, are hereby added to the Insider Letter as if they were set forth therein.

3.	The Primary Initial Shareholder and the Company hereto acknowledge and agree that the letter agreement dated February 16, 2021, by and among the Company, the Primary Shareholders, JHD Technologies Limited, JHD Holdings (Cayman) Limited and Yellow River Cayman Limited was terminated and is void ab initio, upon the termination of the Second Amended and Restated Business Combination Agreement, dated October 7, 2021, by and among the Company, Navy Sail, JHD Technologies Limited, JHD Holdings (Cayman) Limited, Yellow River Mergerco Limited, Yellow River Cayman Limited and the Sponsor.

4.	Miscellaneous.

(a)	Except as expressly provided in this Amendment, all of the terms and provisions in the Insider Letter are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Insider Letter, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein.

(b)	Any reference to the Insider Letter in the Insider Letter or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Insider Letter, as amended by this Amendment (or as the Insider Letter may be further amended or modified in accordance with the terms thereof).

(c)	The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Insider Letter, including Sections 16 thereof.

(d)	Neither this Amendment, nor the Insider Letter, may be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by (i) each Primary Initial Shareholder that is the subject of any such change, amendment modification or waiver and (ii) the Company, Pubco, and Iconiq.

(e)	Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Amendment and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

{Remainder of Page Intentionally Left Blank; Signature page follows}

Please indicate your agreement to the foregoing by signing in the space provided below.

EAST STONE ACQUISITION CORPORATION

By:	/s/ Xiaoma (Sherman) Lu
Name:	Xiaoma (Sherman) Lu
Title:	Chief Executive Officer

Accepted and agreed, effective as of the date first set forth above:

DOUBLE VENTURES HOLDINGS LIMITED

By:	/s/ Chunyi (Charlie) Hao
Name:	Chunyi (Charlie) Hao
Title:	Director

NAVY SAIL INTERNATIONAL LIMITED

By:	/s/ Chunyi (Charlie) Hao
Name:	Chunyi (Charlie) Hao
Title:	Director

/s/ Chunyi (Charlie) Hao
Chunyi (Charlie) Hao

/s/ Xiaoma (Sherman) Lu
Xiaoma (Sherman) Lu

[Additional Signatures on the Following Page]

[Signature Page to Amendment to Insider Letter]

Agreed and Acknowledged:

NWTN Inc.

By:	/s/ Nan Wu
Name:	Nan Wu
Title:	Director

ICONIQ Holding Limited

By:	/s/ Nan Wu
Name:	Nan Wu
Title:	Director

[Signature Page to Amendment to Insider Letter]